EQUITY PURCHASE AGREEMENT

Seller: Xinchang Keyi Machinery Co., Ltd.
A Chinese limited liability company registered in Zhejiang, Xinchang, China

Buyer: Zhongchai Holding (Honk Kong) Limited
A Hong Kong limited liability company

Date: April 26, 2010

Place: Xinchang County, Zhejiang Province, China

Both the Seller and the Buyer agree:

1. The Seller agrees to sell all its ownership (24.528%, "Equity") in Zhejiang Zhongchai Machinery Co., Ltd. to the Buyer for $2,600,000.
2. The Buyer agrees to pay the above amount in cash to the Seller by the end of June, 2010.
3. From the effective date of this agreement, the Seller shall not take the ownership and responsibility of the Equity and the Buyer shall take the ownership of the Equity.
4. After executing of this agreement, both parties shall support the approval and equity transfer processes.
5. If there shall be any unsolvable dispute, either party can the unsolved dispute to the local court.

The Seller

(Seal)

Xinchang Keyi Machinery Co., Ltd.

The Buyer

(Seal)

Zhongchai Holding (Hong Kong) Limited